UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 21, 2012, State Street Corporation, a Massachusetts corporation (“State Street”), issued and sold 20,000,000 depositary shares (the “Depositary Shares”) each representing a 1/4,000th ownership interest in a share of State Street’s Non-Cumulative Perpetual Preferred Stock, Series C, without par value per share, with a liquidation preference of $100,000 per share (equivalent to $25 per Depositary Share), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-179875) and a related preliminary prospectus supplement and prospectus supplement, each as filed with the Securities and Exchange Commission. The sale of the Depositary Shares was made pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), dated August 14, 2012, among State Street, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (together, the “Underwriters”). State Street received net proceeds from the offering of the Depositary Shares, after deducting expenses and underwriting discounts and commissions, of approximately $487.5 million.

In connection with the issuance of the Depositary Shares, the Company entered into a deposit agreement (the “Deposit Agreement”), dated August 21, 2012, with American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts. The Deposit Agreement has been included as Exhibit 4.1 hereto. The Underwriting Agreement has been included as Exhibit 1.1 to State Street’s Current Report on Form 8-K, filed on August 20, 2012. The above descriptions of the Deposit Agreement and the Underwriting Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 14, 2012, among State Street Corporation, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, filed as Exhibit 1.1 on Form 8-K dated August 20, 2012.

4.1	Deposit Agreement, dated August 21, 2012, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

Date: August 21, 2012	By:	/s/ James J. Malerba
	Name:	James J. Malerba
	Title:	Executive Vice President, Corporate Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 14, 2012, among State Street Corporation, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, filed as Exhibit 1.1 on Form 8-K dated August 20, 2012.

4.1	Deposit Agreement, dated August 21, 2012, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts.